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                                                                     EXHIBIT 8.1


                                [Form of Opinion]

                         [Ernst & Young LLP Letterhead]


______________, 2001


Kaiser Ventures Inc.
3633 East Inland Empire Boulevard
Suite 850
Ontario, California 91764

                            Registration Statement on
                        Form S-4 of Kaiser Ventures Inc.

Ladies and Gentlemen:

We have acted as tax advisors to Kaiser Ventures Inc., a Delaware corporation ("Kaiser Inc.") in connection with the merger (the "Merger") of Kaiser Inc. with and into Kaiser Ventures LLC, a Delaware limited liability company ("Kaiser LLC"), pursuant to the Agreement and Plan of Merger, attached to the Registration Statement (as defined below) as "Annex A" (the "Merger Agreement"), by and among Kaiser Inc. and Kaiser LLC.

You have requested this opinion for purposes of the Proxy Statement/Registration Statement on Form S-4 (File No. 333-65194), filed with the Securities and Exchange Commission (the "SEC") on July 16, 2001, as amended from time to time (the "Registration Statement"), which includes a proxy statement/prospectus.

In rendering this opinion, we have examined and are familiar with the Merger Agreement, the Registration Statement, the Operating Agreement for Kaiser Ventures LLC, a Delaware limited liability company, dated as of July 10, 2001, as amended, and such other presently existing documents, records and federal income tax matters as we have deemed necessary or appropriate in connection with rendering this opinion.

In addition, we have assumed (1) that the Merger will be consummated in accordance with the provisions of the Merger Agreement and in the manner described in the Registration Statement; (2) the truth and accuracy, on the date of the Merger Agreement and on the date hereof, of the representations and warranties made by each of Kaiser Inc. and Kaiser LLC in the Merger Agreement;
(3) the truth and accuracy of the representations made to us by each of Kaiser Inc. and Kaiser LLC in their respective letters dated _________, 2001, and delivered to us for purposes of this opinion; and (4) that any representation made "to the knowledge" or similarly qualified is correct without such qualification. In the event that any one of the statements, representations, warranties or assumptions upon which we rely to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.
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Kaiser Ventures Inc.                                                      Page 2
____________, 2001


Based upon the foregoing, the description of the material United States federal income tax consequences of the Merger generally applicable to the stockholders of Kaiser Inc. who participate in the Merger contained in the Registration Statement under the heading "KAISER VENTURES LLC PROSPECTUS--Summary--Item 2:
The Conversion Proposal--Federal Income Tax Consequences of the Conversion Proposal" (and the subheadings thereof) is a fair and accurate summary of the material federal income tax consequences of the Merger, subject to the assumptions, limitations and qualifications described therein.

This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement with the SEC. It is not to be used, circulated, quoted or otherwise referred to for any other purpose, or relied upon by any other person, without our prior written consent. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in respect of the matters stated or assumed herein or any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or to the rules and regulations of the SEC promulgated thereunder.

                                                              Very truly yours,